Exhibit 3.1

TRUST AGREEMENT

OF

21Shares Dogecoin ETF

THIS TRUST AGREEMENT (this “Agreement”) is made as of April 28, 2025, by and between 21Shares US LLC, as depositor (the “Depositor”), and W. Wayne Miao, as trustee (the “Trustee”). The parties hereto hereby agree as follows:

1. The trust governed hereby shall be known as “21Shares Dogecoin ETF” (the “Trust”), in which name the Trustee or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $1.00. The Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Depositor. The Trust governed hereby constitutes a statutory trust under the Maryland Statutory Trust Act (Maryland Code, Corporations and Associations (§ 12-101, et seq.)) (the “Maryland Act”), and this Agreement constitutes the governing instrument of the Trust. The Trustee formed the Trust by filing a Certificate of Trust with the State Department of Assessments and Taxation of Maryland.

3. The Depositor and the Trustee are authorized and directed to enter into an amended and restated trust agreement satisfactory to each such party to provide for the contemplated operation of the Trust governed hereby. Prior to the execution and delivery of such amended and restated trust agreement, the Depositor shall take any action necessary to obtain any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustee may take all actions requested by the Depositor pursuant to a written instruction letter which the Depositor deems necessary, convenient or incidental to effect the transactions contemplated herein. Except as otherwise expressly required by Section 2 or 5 herein, the Trustee shall not have any duty or obligation under or in connection with this Agreement or any document contemplated hereby, including, without limitation, with respect to the administration of the Trust, and no implied duties or obligations shall be inferred from or read into this Agreement against or with respect to the Trustee. The Trustee has no duty or obligation to supervise or monitor the performance of, or compliance with this Agreement by, the Depositor or any beneficial owner or any other trustee of the Trust. The Trustee shall not be liable for the acts or omissions of the Depositor or any beneficial owners or any other trustee of the Trust nor shall the Trustee be liable for any act or omission by it in good faith in accordance with the directions of the Depositor. The right of the Trustee to perform any discretionary act enumerated herein shall not be construed as a duty. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees of a statutory trust, no present or former trustee of the Trust shall be liable to the Trust or any beneficial owner for money damages. Without limitation of the foregoing:

(i) the Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Depositor, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken in good faith reliance thereon; and

(ii) in the exercise or administration of the trust hereunder, the Trustee may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in a manner consistent with its duties and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

4. The Depositor, as a depositor of the Trust, is hereby authorized, in its discretion, (i) to negotiate, execute, deliver and perform on behalf of the Trust one or more (a) purchase agreements, escrow agreements, subscription agreements and other similar or related agreements providing for or relating to the sale and issuance of beneficial interests and/or any other interests in the Trust, and (b) assignments, asset transfer agreements, leases, and other similar or related agreements providing for or relating to the acquisition and/or disposition of assets by the Trust; (ii) to take any and all actions to enable the Trust to hold assets, including without limitation, to invest and reinvest finds contributed to the Trust from time to time; (iii) to prepare, execute and file any required tax returns; (iv) to cause the Trust to issue beneficial interests and/or other interests in the Trust in exchange for such consideration to be contributed to the Trust as the Depositor deems appropriate and cause the Trust to issue one or more certificates, in such form as it deems appropriate, evidencing such interests in the Trust; and (v) to prepare, execute and deliver on behalf of the Trust any and all documents, papers and instruments as it deems desirable in connection with any of the foregoing.

5. The Trustee is authorized to take such action or refrain from taking such action under this Agreement as it may be directed in writing by the Depositor from time to time; provided, however, that the Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or is contrary to the terms of this Agreement or of any document contemplated hereby to which the Trust or the Trustee is a party or is otherwise contrary to law. If at any time the Trustee determines that it requires or desires guidance regarding the application of any provision of this Agreement or any other document, or regarding compliance with any direction received by it hereunder, then the Trustee may deliver a notice to the Depositor requesting written instructions as to the course of action desired by the Depositor, and such instructions by the Depositor shall constitute full and complete authorization and protection for actions taken and other performance by the Trustee in reliance thereon. Until the Trustee has received such instructions after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.

6. The Trustee shall be entitled to receive compensation from the Depositor for its services in accordance with such schedules as shall have been separately agreed to from time to time by the Trustee and the Depositor. The Trustee may consult with counsel (who may be counsel for the Depositor). The Trustee may earn compensation in the form of short-term interest on items like uncashed distribution checks (from the date issued until the date cashed), funds that the Trustee is directed not to invest, deposits awaiting investment direction or received too late to be invested overnight in previously directed investments. The Depositor hereby agrees to (i) reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), (ii) indemnify, defend and hold harmless the Trustee and the officers, directors, employees and agents of the Trustee (collectively, including the Trustee in its individual capacity, the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Agreement, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify an Indemnified Person for Expenses to the extent such Expenses result from the willful misconduct, bad faith or gross negligence of such Indemnified Person, and (iii) advance to each such Indemnified Person Expenses (including reasonable fees and expenses of counsel) incurred by such Indemnified Person, in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Depositor of an undertaking, by or on behalf of such Indemnified Person, to repay such amount if it shall be determined that such Indemnified Person is not entitled to be indemnified therefor under this Section 6. The obligations of the Depositor under this Section 6 shall survive the resignation or removal of any trustee of the Trust, shall survive the termination of this Agreement and the termination of the Trust.

7. The number of trustees of the Trust initially shall be one (1) and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days’ prior notice to the Depositor and the other trustee(s), if any.

8. This Agreement may be executed in one or more counterparts.

9. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland (without regard to conflict of laws principles), including the Maryland Act. The common law of trusts of Maryland (or any Maryland statute pertaining to common law trusts) shall not apply to the Trust or this Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

21Shares US LLC, a Delaware limited liability company,

as Depositor

By:	/s/ Duncan Moir
Name:	Duncan Moir
Title:	President

W. Wayne Miao, as Trustee

By:	/s/ W. Wayne Miao
Name:	W. Wayne Miao
Title:	Trustee

[Signature page to the Trust Agreement]

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